EXHIBIT 10.9

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT
This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) dated as of May 22, 2018, by and between SPECTRUM BRANDS, INC., a Delaware corporation (the “Lead Borrower”) and ROYAL BANK OF CANADA (“Royal Bank”), as administrative agent (as successor to Deutsche Bank AG New York Branch) (in such capacity, the “Administrative Agent”) under the Loan Documents.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
WHEREAS, the Lead Borrower, SB/RH HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Administrative Agent, each lender from time to time party thereto (the “Lenders”) and the other parties thereto have entered into the Credit Agreement, dated as of June 23, 2015 (as the same has been amended, restated, supplemented and/or otherwise modified from time to time prior to the Sixth Amendment Effective Date referred to below, the “Credit Agreement”);
WHEREAS, pursuant to Section 9.02(d)(iii) of the Credit Agreement, the Lead Borrower and the Administrative Agent have identified certain necessary or desirable technical changes to certain provisions of the Credit Agreement and wish to amend the Credit Agreement in accordance with the requirements set forth in Section 9.02(d)(iii) of the Credit Agreement and otherwise on the terms and conditions provided herein;
NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:
SECTION 1.          Amendments.  Subject to the terms and conditions set forth herein and the occurrence of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)          The definition of “Canadian Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (x) thereof in its entirety as follows:
“(x) the rate of interest per annum established from time to time by the Administrative Agent as the reference rate of interest for the determination of interest rates that the Administrative Agent will charge to customers in Canada for Canadian Dollar demand loans in Canada, and”
(b)          The definition of “Exchange Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the references to “approximately 11:00 a.m. (London time)” and “10:00 a.m. (New York City time) on such date” with “the close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at approximately the close of business on the immediately preceding Business Day)”.
(c)          The definition of “Prime Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending clause (a) thereof in its entirety as follows:
“(a) the rate of interest per annum determined by Royal Bank of Canada from time to time as its prime commercial lending rate for United States Dollar loans in the United States for such day (such rate is not necessarily the lowest rate that Royal Bank of Canada is charging any corporate customer) or”.

(d)          Section 5.01 of the Credit Agreement is hereby amended by inserting a new paragraph at the end thereof to read as follows:
“The Lead Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Lead Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Lead Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Lead Borrower or its Affiliates or any of their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.”
(e)           Section 2.11(a)(iii) of the Credit Agreement is hereby amended by inserting the text “shall be in the form of Exhibit H hereto and” immediately after the text “Each such notice” in the second sentence thereof.
(f)           Section 2.11(b)(viii) of the Credit Agreement is hereby amended by inserting the text “in the form of Exhibit H hereto” immediately after the text “shall deliver to the Administrative Agent a certificate”.
(g)          Exhibit H to the Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit H.
SECTION 2.          Conditions of Effectiveness of this Sixth Amendment.
This Sixth Amendment shall become effective on the date when each of the following conditions shall have been satisfied (such date, the “Sixth Amendment Effective Date”):
(a)          the Lead Borrower and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Paul Hastings LLP;
(b)          (i) on the Sixth Amendment Effective Date both immediately prior to and after giving effect to this Sixth Amendment, no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of
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Default shall exist and (ii) each of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents (including the representations and warranties set forth in Section 5 of this Sixth Amendment) shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Sixth Amendment Effective Date with the same effect as though made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date;
(c)           the Administrative Agent shall have received from the Lead Borrower a certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of preceding clause (b); and
(d)          the “Effective Date” shall have occurred under that certain Resignation and Assignment Agreement, dated as of May 22, 2018, by and among the Lead Borrower, Holdings, each Subsidiary Guarantor, Deutsche Bank AG New York Branch, as Existing Administrative Agent and Existing Collateral Agent (each as defined therein), Royal Bank, as Successor Administrative Agent and Successor Collateral Agent (each as defined therein).
SECTION 3.          Costs and Expenses.  The Lead Borrower hereby reconfirms its obligations pursuant to Section 9.03(a) of the Credit Agreement to pay and reimburse the Administrative Agent and its Affiliates for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable fees and out-of-pocket expenses of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Sixth Amendment and all other documents and instruments delivered in connection herewith.
SECTION 4.          Remedies.  This Sixth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 5.          Representations and Warranties.  To induce the Administrative Agent to enter into this Sixth Amendment, the Lead Borrower hereby represents and warrants that, immediately prior to and immediately after giving effect to this Sixth Amendment:
(a)           the execution, delivery and performance by it of this Sixth Amendment and, in the case of Holdings and the Lead Borrower, the performance by it of the Credit Agreement (as amended hereby) does not (i) violate any provision of law applicable to it, its Organization Documents, or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any of its Contractual Obligations, (iii) result in or require the creation or imposition of any Lien (other than Liens in favor of the Collateral Agent) upon any of its properties or assets or (iv) require any approval of stockholders or any approval or consent of any Person under any of its material Contractual Obligations, other than those approvals and consents which have been obtained;
(b)          it has all requisite organizational power and authority to enter into this Sixth Amendment and the execution, delivery and performance by it of this Sixth Amendment and, in the case of Holdings and the Lead Borrower, the performance by it of the Credit Agreement (as amended hereby) has been duly authorized by all necessary organizational action by it;
(c)          the Lead Borrower has duly executed and delivered this Sixth Amendment, and this Sixth Amendment, the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party constitutes the legally valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency,
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reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and
(d)          each of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Sixth Amendment Effective Date with the same effect as though made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date.
SECTION 6.          Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)           On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Sixth Amendment.
(b)          The Credit Agreement and each of the other Loan Documents, as specifically amended by this Sixth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the applicable Loan Parties under the Loan Documents, in each case, as amended by this Sixth Amendment.
(c)          The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION 7.          Governing Law.  THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.          Counterparts.  This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Sixth Amendment shall be effective as delivery of an original executed counterpart of this Sixth Amendment.
[Signature Pages to follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed and delivered by the parties hereto as of the date first above written.

SPECTRUM BRANDS, INC.,
as the Lead Borrower

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Senior Vice President – Tax & Treasurer

[Signature Page to Sixth Amendment to Spectrum Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency

[Signature Page to Sixth Amendment to Spectrum Credit Agreement]

Exhibit H
[FORM OF]
PREPAYMENT NOTICE
Royal Bank of Canada, as Administrative Agent
12th Floor, South Tower
Royal Bank Plaza, 200 Bay Street
Toronto, Ontario M5J 2W7
Attention: Manager, Agency Services
Fax: (416) 842-4023

 [●], 20[●]

Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement, dated as of June 23, 2015, by and among Spectrum Brands, Inc., a Delaware corporation (the “Lead Borrower”), SB/RH Holdings, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, Royal Bank of Canada, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and the other parties party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.
The undersigned hereby gives you notice pursuant to Section 2.11[(a)][(b)[●]] of the Credit Agreement that it intends to make a prepayment on the terms set forth below:
Payer:

Currency:

Date of prepayment:
(which shall be a Business Day)

In the principal amount of:
[The calculations of such amount is set forth on Annex I
hereto][1]

Type of Loans:[2]

Class of Borrowing:[3]

1          To be included for each prepayment required under Section 2.11(b)(i), (ii) or (iii) of the Credit Agreement.
2          State whether a [Base] [Eurocurrency] Rate Loan.
3          State whether Revolving Credit Loans, Swingline Loans, Term Loans or other applicable Class.

SPECTRUM BRANDS, INC.
By:
Name:
Title:

Annex 1 to Exhibit H
[Calculation of Amount of Prepayment under Section 2.11(b)(i), (ii) or (iii)]